UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

HASHICORP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

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101 Second Street, Suite 700

San Francisco, California 94105

(415) 301-3250

AMENDMENT TO THE

PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Explanatory Note

This amendment, dated June 14, 2022, amends and supplements the proxy statement of HashiCorp, Inc. (the “Company”) filed with the Securities and Exchange Commission on May 18, 2022 (the “Proxy Statement”) to provide the corrected number of shares of the Company’s Class A common stock outstanding and number of shares of the Company’s Class B common stock outstanding as of May 10, 2022 (the “Record Date”). The Proxy Statement and this amendment relate to the Company’s 2022 Annual Meeting of Stockholders, which is scheduled to be held virtually on June 28, 2022, at 10:00 a.m., Pacific Time (the “Annual Meeting”).

As of the Record Date, there were 36,278,069 shares of the Company’s Class A common stock outstanding and 147,985,561 shares of the Company’s Class B common stock outstanding.

Except as described in this amendment, the information provided in the Proxy Statement continues to apply. If information in this amendment differs from or updates information contained in the Proxy Statement, then the information in this amendment is more current and supersedes the different information contained in the Proxy Statement. THIS AMENDMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.